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                                                                   EXHIBIT 10(n)

                              CONSULTING AGREEMENT


     THIS AGREEMENT made this 31st day of July, 2002, by and between MICHAEL J. JANDERNOA (the "Consultant") and PERRIGO COMPANY, a Michigan corporation having its corporate offices at 515 Eastern Avenue, Allegan, Michigan ("Perrigo").

                                   WITNESSETH:

     WHEREAS, Perrigo desires to assure itself of the continued services of Consultant as a consultant to assist the President and Chief Executive Officer in the performance of his duties on an as requested basis during the term of this Agreement; and

     WHEREAS, Consultant has agreed to continue to provide consulting services to Perrigo as a consultant under the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the services to be performed by Consultant for Perrigo and in further consideration of the mutual covenants and agreements hereinafter set forth, Consultant and Perrigo have agreed as follows:

     1. Services. During the term of this Agreement, Consultant shall render to Perrigo, any successor corporation, affiliate or parent company of Perrigo such consulting and advisory services as shall be requested by the President and Chief Executive Officer of Perrigo that are consistent with the services performed by Consultant while employed by Perrigo, which services shall be performed at all reasonable times.

     2. Term. The term of this Agreement shall begin on the Effective Date hereof and shall end on June 28, 2003.

     3. Compensation. During the term of this Agreement, Perrigo shall pay to Consultant for his services under this Agreement, a consulting fee of Five Thousand Dollars ($5,000.00) monthly commencing in May 2002.

     During the term of this Agreement, Perrigo shall reimburse Consultant for the office space rental and secretarial service expenses incurred by Consultant up to a maximum amount of Forty Six Thousand Six Hundred Sixty Seven Dollars ($46,667.00) upon submission by Consultant of appropriate invoices.

     In addition to the amounts payable to Consultant for office space and secretarial service costs, Perrigo shall reimburse Consultant for his other reasonable out-of-pocket expenses incurred in the performance of his duties upon submission by Consultant of appropriate documented expense reports. Such expenses shall include but not be limited to long distance telephone charges, copying and telecopying charges, travel, lodging, and meals while traveling in connection with the performance of such consulting services and similar out of pocket expenses.


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     As long as Consultant remains on the Board of Directors of Perrigo, he shall receive the compensation from time to time paid by Perrigo to its outside directors.

     4. Termination. This Agreement shall or may be terminated by:

          (a) The expiration of the term of this Agreement pursuant to Section 2 above.

          (b) Mutual written agreement of Consultant and Perrigo.

          (c) The death of Consultant.

          (d) Perrigo upon the refusal of Consultant to make himself reasonably available for the consulting services to be rendered hereunder during the term of this Agreement.

          (e) Perrigo in the event of Consultant's dishonesty or willful misconduct.

     In the event this Agreement is terminated, the rights of Consultant to payments hereunder shall immediately terminate for any payment that becomes due and owing after the date of termination. Perrigo's rights of termination shall be without prejudice to its other legal remedies.

     5. Relationship of the Parties. The relationship between Perrigo and Consultant will be that of principal and agent; provided, however, that except as otherwise provided by Perrigo in writing, Consultant is not granted authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of Perrigo, or to bind Perrigo in any manner whatsoever. As a consultant, Consultant will not participate in any of the employee benefit plans offered by Perrigo and Perrigo shall not withhold any local, state, or federal taxes from the payments made to Consultant under this Agreement, all tax liability in respect of Consultant's receipt of compensation hereunder being the sole and exclusive responsibility of Consultant.

     6. Indemnification. In connection with the performance of his duties hereunder, Consultant shall continue to be entitled to indemnification as an agent of Perrigo to the full extent required or provided for by (a) the Business Corporation Law of the State of Michigan; (b) the Articles of Incorporation and By-laws of Perrigo; and (c) the terms of the Indemnity Agreement entered into between Perrigo and Consultant on June 2, 2000, the terms of which are incorporated herein by specific reference to that Agreement.

     7. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered or mailed postage prepaid:

    If to Consultant:                         If to Perrigo:

    Michael J. Jandernoa                      Perrigo Company
    2431 Belleglade S.E.                      515 Eastern Avenue
    Grand Rapids, Michigan 49546              Allegan, Michigan  49010
                                              Attention: Chief Executive Officer


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     8. Entire Agreement. This document contains the entire agreement between
Consultant and Perrigo concerning the subject matter hereof and it may not be changed orally, but only by agreement in writing, executed by Consultant and Perrigo.

     9. Governing Law. This Agreement and the performance hereunder shall be construed in accordance with the laws of the State of Michigan.

     10. Effective Date. The "Effective Date" of this Agreement shall be May 1, 2002.



                                  PERRIGO COMPANY,
                                  a Michigan corporation


                                  By:
                                     -------------------------------------------
                                       Its:
                                           -------------------------------------

                                CONSULTANT:


                                /s/ Michael J. Jandernoa
                                ------------------------------------------------
                                Michael J. Jandernoa


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